Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

IGI Laboratories, Inc.

105 Lincoln Avenue

Buena, New Jersey 08310

Ladies & Gentlemen:

The undersigned, _________________________________(the “Investor”), hereby confirms its agreement with you as follows:

I.

This Securities Purchase Agreement (the “Agreement”) is made as of March 29, 2010 between IGI Laboratories, Inc., a Delaware corporation (the “Company”), and the Investor.

II.

The Company has authorized the sale and issuance of up to 1,550 shares (the “Preferred Shares”) of Series C Convertible Preferred Stock of the Company, $0.01 par value per share (the rights and preferences of which are as provided in that certain Certificate of Designations attached hereto as Exhibit A), convertible into shares (the “Conversion Shares”) of Common Stock of the Company, $0.01 par value per share (the “Common Stock”), to the Investor and certain other accredited investors in a private placement (the “Offering”).

III.

Pursuant to the Terms and Conditions for Purchase of the Securities attached hereto as Annex I and incorporated herein by reference as if fully set forth herein (the “Terms and Conditions”), the Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor _____ Preferred Shares for a purchase price of $1,000.00 per share.

Unless otherwise requested by the Investor, certificates representing the Preferred Shares purchased by the Investor will be registered in the Investor’s name and address as set forth below. The Investor hereby confirms, by signing in the space provided below, that the foregoing correctly sets forth the agreement between the Investor and the Company with respect to the purchase of the Preferred Shares in the Offering.

AGREED AND ACCEPTED:

IGI LABORATORIES, INC.	Investor:

By:	By:
Print
Name:

Title:	Title:

Address:

Tax ID No.:

Contact name:

Telephone:

Fax:

E-mail:*

Name in which shares should be registered (if different):

*By providing an e-mail address, the Investor hereby consents to electronic delivery of the documents and notices required to be delivered pursuant to this Agreement.

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF THE SECURITIES

1.

Authorization and Sale of the Securities. Subject to these Terms and Conditions, the Company has authorized the sale of up to 1,550 Preferred Shares. The Company reserves the right to increase or decrease the number of Preferred Shares.

2.

Agreement to Sell and Purchase the Securities; Subscription Date.

2.1.

At the Closing (as defined in Section 3), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions hereinafter set forth, the number of Preferred Shares set forth in Article III of the Securities Purchase Agreement to which these Terms and Conditions are attached at the purchase price set forth thereon.

2.2.

The Company may enter into the same form of Securities Purchase Agreement, including these Terms and Conditions, with certain other investors (the “Other Investors”) and expects to complete sales of Preferred Shares to them. (The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors,” and the Securities Purchase Agreement to which these Terms and Conditions are attached and the Securities Purchase Agreements (including attached Terms and Conditions) executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements.”).

3

The Closing.

3.1.

Closing. The completion of the purchase and sale of the Securities (the “Closing”) shall occur on March ___, 2010 (the “Closing Date”), at the offices of the Company’s counsel or at such other place as may be agreed upon by the Company and the Investor.

3.2.

The Closing Conditions.

(a)

The Company’s obligation to issue the Preferred Shares to the Investor shall be subject to the following conditions, any one or more of which may be waived by the Company:

(i)

prior receipt by the Company of a certified or official bank check or wire transfer of funds in the full amount of the purchase price for the Securities being purchased hereunder as set forth in Article IV of the Securities Purchase Agreement;

(ii)

approval of an application for the listing of additional shares with the NYSE Amex; and

(iii)

the accuracy of the representations and warranties made by the Investors and the fulfillment of those undertakings of the Investors to be fulfilled prior to the Closing.

(b)

The Investor’s obligation to purchase the Preferred Shares shall be subject to the following conditions, any one or more of which may be waived by the Investor:

(i)

representations and warranties of the Company set forth herein being true and correct as of the Closing Date in all material respects;

(ii)

all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)

approval of an application for the listing of additional shares with the NYSE Amex;

(iv)

the filing of the Certificate of Designation of the Relative Rights and Preferences of the Series C Convertible Preferred Stock of the Company with the Secretary of State of the State of Delaware; and

(v)

the delivery by the Company of a Registration Rights Agreement attached hereto as Exhibit B.

3.3.

Delivery of Securities. Within 5 days of Closing, one or more stock certificates representing the number of Preferred Shares set forth in Article IV of the Securities Purchase Agreement, each such certificate and document to be registered in the name of the Investor or, if so indicated on the signature page of the Securities Purchase Agreement, in the name of a nominee designated by the Investor.

4.

Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Investor, as follows:

4.1.

Due Authorization and Valid Issuance. The Company has all requisite power and authority to execute, deliver and perform its obligations under the Agreements and the Agreements have been duly authorized and validly executed and delivered by the Company and constitute legal, valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, and except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Preferred Shares being purchased by the Investors under the Agreements will, upon issuance and payment therefor pursuant to the terms hereof and of the other Agreements, be duly authorized, validly issued, fully-paid and nonassessable. The Company has reserved from its duly authorized capital stock the number of Preferred Shares issuable pursuant to the Agreements. The Conversion Shares will, upon issuance and payment therefor pursuant to the terms thereof, be duly authorized, validly issued, fully-paid and nonassessable. There are no statutory or contractual preemptive rights or rights of refusal or similar rights with respect to the issuance of the Preferred Shares hereunder or the issuance of the Conversion Shares.

5.

Representations, Warranties and Covenants of the Investor.

5.1.

The Investor represents and warrants to, and covenants with, the Company that: (i) the Investor is an “accredited investor” as defined in Regulation D under the Securities Act and the Investor is also knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Preferred Shares, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Preferred Shares; (ii) the Investor is acquiring the number of Preferred Shares set forth in Article III of the attached Securities Purchase Agreement in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of the Preferred Shares or any arrangement or understanding with any other persons regarding the distribution of such securities; (iii) the Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Preferred Shares except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder; and (iv) the Investor has, in connection with its decision to purchase the number of Preferred Shares set forth in Article IV of the attached Securities Purchase Agreement, relied only upon the documents filed by the Company under the Securities Exchange Act of 1934, as amended, since January 1, 2009 (the “Exchange Act Documents”) and has reviewed or has had the opportunity to review a draft copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and has had the opportunity to consult with management regarding the disclosures in the foregoing documents prior to making its investment decision and the representations and warranties of the Company contained herein. The Investor understands that neither the Offering nor the acquisition of the Preferred Shares have been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Investor’s investment intent as expressed herein.

5.2.

The Investor (other than individuals) is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by the Investor of the transactions contemplated by this Agreement to be performed by the Investor have been duly authorized by all necessary corporate or similar action on the part of the Investor. This Agreement has been duly executed by the Investor, and when delivered by the Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Investor, enforceable against it in accordance with its terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, and except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3.

The Investor is not purchasing the Preferred Shares as a result of any advertisement, article, notice or other communication regarding the Preferred Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement, including, without limitation any document filed under the Securities Act of 1933, as amended (“Securities Act”).

5.4.

The Investor is acquiring the Preferred Shares and the shares of Common Stock receivable upon conversion of the Preferred Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of the Securities Act; provided, however, that by making the representations herein, the Investor does not agree to hold any of the Preferred Shares for any minimum or other specific term and reserves the right to dispose of the Preferred Shares under an exemption under the Securities Act and reserves the right to dispose of the Conversion Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The Investor is acquiring the Preferred Shares hereunder in the ordinary course of its business.

5.5.

The Investor understands that the Preferred Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Preferred Shares.

5.6.

The Investor and its advisors, if any, have been furnished with all publicly available materials relating to the business, finances and operations of the Company and such other publicly available materials relating to the offer and sale of the Securities as have been requested by the Investor. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained herein. The Investor understands that its investment in the Securities involves a high degree of risk.

5.7.

The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Preferred Shares or the fairness or suitability of the investment in the Preferred Shares, nor have such authorities passed upon or endorsed the merits of the offering of the Preferred Shares.

6.

Survival of Representations, Warranties and Agreements. All covenants, agreements, representations and warranties made by the Company and the Investor herein shall survive the execution of this Agreement, the delivery to the Investor of the Preferred Shares being purchased and the payment therefore until the first anniversary of the Closing Date.

7.

Additional Risk Factors. AN INVESTMENT IN THE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND SHOULD ONLY BE CONSIDERED BY INVESTORS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO HAVE SUBSTANTIAL RESOURCES AND WHO ARE PREPARED FOR THE POSSIBILITY OF HOLDING ONTO THEIR INVESTMENTS

FOR THE FORESEEABLE FUTURE. In analyzing the Offering, the Investor should carefully consider the following matters, which are representative, but not inclusive, of all of the risks which may be encountered as a result of investment in the Offering, as well as those risk factors discussed in the Exchange Act Documents.

7.1.

The Company’s management team will have immediate and broad discretion over the use of the net proceeds from this Offering. There is no minimum offering amount required as a condition closing this Offering and therefore net proceeds from the Offering will be immediately available to the Company’s management (“Management”) to use at their discretion. Management intends to use the net proceeds for general corporate purposes. Management’s judgments may not result in positive returns on your investment and you will not have an opportunity to evaluate the economic, financial or other information upon which Management bases its decisions.

7.2.

There is no public market for the Preferred Shares in this Offering and restrictions on transfer may make these securities illiquid. There is no established public trading market for the Preferred Shares being offered in this Offering, and the Company does not expect a market to develop. In addition, the Company does not intend to apply for listing the Preferred Shares on any securities exchange and the Company will not file a registration statement covering the resale of the Preferred Shares. Without an active market, the liquidity of these securities will be limited. Even if a public market develops for the Preferred Shares, Rule 144 (the “Rule”) promulgated under the Securities Act requires, among other conditions, a minimum holding period prior to resale of securities acquired in a non-public offering without having to satisfy the registration requirements under the Securities Act.

7.3.

The offering price of the Preferred Shares may not reflect actual value. The offering price of the Preferred Shares was determined in the sole discretion of the Company’s Board of Directors and may or may not be an indication of actual value.

8.

Transfer Restrictions.

8.1.

The Preferred Shares may only be disposed of in compliance with state and federal securities laws. The Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take pledge of) any of the Preferred Shares except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder. In connection with any transfer of the Preferred Shares other than pursuant to an effective registration statement, to the Company, or to an affiliate of the Investor (who is an accredited investor and executes a customary representation letter), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act. Any such transferee that agrees in writing to be bound by the terms of this Agreement shall have the rights of an Investor under this Agreement. The Company shall reissue certificates evidencing the Securities upon surrender of certificates evidencing the Securities being transferred in accordance with this Section 8.1.

8.2.

The Investors agree to the imprinting, so long as is required by this Section 8, of a legend on any of the Securities in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THIS CERTIFICATE. THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR DISPOSITION MAY BE AFFECTED WITHOUT REGISTRATION UNDER THE ACT.

9.

Securities Laws Disclosure; Publicity. The Company shall timely file a Current Report on Form 8-K, disclosing the material terms of the transactions contemplated hereby, and including the Transaction Documents as exhibits thereto, in accordance with the provisions of the Exchange Act.

10.

Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within the United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, by facsimile or e-mail, or (B) if delivered from outside the United States, by international express courier, facsimile or e-mail, and shall be deemed given (i) if delivered by first-class registered or certified mail, five business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, (iv) if delivered by facsimile or e-mail, upon electronic confirmation of receipt and shall be delivered as addressed as follows:

(a)

if to the Company, to:

IGI Laboratories, Inc.

105 Lincoln Avenue

Buena, New Jersey 08310

Attn: Philip Forte, Chief Financial Officer

Fax:

Email: philipforte@igilabs.com

(b)

with a copy to:

Pepper Hamilton LLP

3000 Two Logan Square

Eighteenth and Arch Streets

Philadelphia, PA 19103-2799

Attention: Brian Katz, Esq.

Fax:

Email: katzb@pepperlaw.com

(c)

if to the Investor, at its mail or e-mail address on the signature page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

11.

Annual Report on Form 10-K. The Investor acknowledges that it has received or has had the opportunity to receive a draft copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and has had the opportunity to consult with management regarding the disclosures therein prior to making its investment decision.

12.

Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

13.

Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement and do not affect its interpretation.

14.

Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

15.

Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without giving effect to the principles of conflicts of law.

16.

Counterparts. This Agreement may be executed in two or more counterparts, including facsimile counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

17.

Confidential Information. The Investor represents to the Company that, at all times during the Company’s offering of the Preferred Shares, the Investor has maintained in confidence all non-public information regarding the Company received by the Investor from the Company or its agents, including information about the Offering of the Preferred Shares and covenants that it will continue to maintain in confidence such information until such date that the transactions contemplated hereunder are publicly disclosed pursuant to this Agreement.

18.

Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any document contemplated by the Offering (each, a “Transaction Document” and collectively, the “Transaction Documents”) are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance or non-performance of the obligations of any other Investor under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.